FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 3, 2019
  LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LRCX	The Nasdaq Stock Market (Nasdaq Global Select Market)

Table of Contents

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
SIGNATURES		4

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of New Directors

On May 29, 2019, the Board of Directors of the Company, pursuant to applicable provisions of the Company’s Amended and Restated Bylaws, appointed Sohail U. Ahmed as director of the Company, effective as of June 3, 2019.
Mr. Ahmed is the former Senior Vice President and General Manager of the Technology and Manufacturing Group at Intel Corporation, a leading producer of microchips, computing and communications products, where he was responsible for overseeing the research and development and deployment of next-generation silicon logic technologies for production of future Intel microprocessors. He held that position from January 2015 to October 2018. Immediately prior to that, he was Corporate Vice President and General Manager, Logic Technology Department at Intel since 2004. Mr. Ahmed joined Intel in 1984, working as a process engineer and held progressive technical and management positions in logic process development.

Mr. Ahmed earned an M.S. degree in chemical engineering from the University of California, Davis, and a B.S. degree in chemical engineering from the University of Southern California.

There are no arrangements or understandings between Mr. Ahmed and any other persons pursuant to which Mr. Ahmed was named director of the Company. Mr. Ahmed does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Ahmed does not have a direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Mr. Ahmed will receive compensation for his service as a director consistent with the Company’s current policies for compensation of non-employee directors.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Ahmed, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of the indemnification agreement with Mr. Ahmed is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Quarterly Report on Form 10-Q dated April 24, 2017 as Exhibit 10.1.

Mr. Ahmed’s appointment, effective as of June 3, 2019, increased the size of the board to 12 members.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 3, 2019	LAM RESEARCH CORPORATION
(Registrant)
/s/ Sarah A. O'Dowd
Sarah A. O'Dowd
Senior Vice President, Chief Legal Officer and Secretary

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